Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-204908

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee (1)
Contingent Return Optimization Securities Linked to the Russell 2000® Index due July 31, 2018	$4,834,200.00	$561.73

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement (To Prospectus dated June 12, 2015 and Product Supplement dated June 15, 2015)

UBS AG $4,834,200 Contingent Return Optimization Securities

Linked to the Russell 2000® Index due July 31, 2018

Investment Description

UBS AG Contingent Return Optimization Securities (the ‘‘Securities’’) are unsubordinated, unsecured debt securities issued by UBS AG (‘‘UBS’’ or the “issuer”) linked to the performance of the Russell 2000® Index (the “underlying index”). The return on the Securities at maturity is based on (i) the direction and percentage change in the level of the underlying index from the trade date to the final valuation date (the “underlying return”) and (ii) whether the closing level of the underlying index on the final valuation date (the “final level”) is less than the trigger level. If the final level is equal to or greater than the trigger level, UBS will pay you for each Security that you hold a cash payment equal to your principal amount plus a return equal to the greater of the contingent return and the underlying return, up to a maximum gain of 42.50%. However, if the final level is less than the trigger level, you will be fully exposed to the decline of the underlying index and, at maturity, UBS will repay less than the principal amount, if anything, resulting in a loss on your investment that is proportionate to the underlying return. Investing in the Securities involves significant risks. The Securities do not pay interest. You may lose some or all of your initial investment. The contingent repayment of principal only applies if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Features

❑

Contingent Return With Participation in the Positive Performance of the Underlying Index Up to the Maximum Gain: If, at maturity, the final level of the underlying index is equal to or greater than the trigger level, UBS will pay you the principal amount of the Securities plus a minimum return equal to the contingent return. The Securities also provide for the participation in any positive performance of the underlying index in excess of the contingent return up to a maximum gain of 42.50%. If the final level is less than the trigger level, you will be fully exposed to the negative performance of the underlying index.

❑

Contingent Repayment of Principal: The contingent return feature also provides for the contingent repayment of your principal at maturity. If, at maturity, the final level is equal to or greater than the trigger level, UBS will pay you at least your principal amount plus a return equal to the contingent return. However, if the final level is less than the trigger level, UBS will repay less than your principal amount, if anything, resulting in a loss on your investment proportionate to the underlying return. The contingent repayment of principal applies only if you hold the Securities to maturity. Any payment on the Securities, including any repayment of principal, is subject to the creditworthiness of UBS.

Key Dates

Trade Date	July 28, 2015
Settlement Date	July 31, 2015
Final Valuation Date*	July 25, 2018
Maturity Date*	July 31, 2018

*	Subject to postponement in the event of a market disruption event, as described in the Contingent Return Optimization Securities product supplement.

Notice to investors: the Securities are significantly riskier than conventional debt instruments. The issuer is not necessarily obligated to repay all of your initial investment in the Securities at maturity, and the Securities may have the same downside market risk as the underlying index. This market risk is in addition to the credit risk inherent in purchasing a debt obligation of UBS. You should not purchase the Securities if you do not understand or are not comfortable with the significant risks involved in investing in the Securities.

You should carefully consider the risks described under “Key Risks” beginning on page 3 and under “Risk Factors” beginning on page PS-15 of the Contingent Return Optimization Securities product supplement before purchasing any Securities. Events relating to any of those risks, or other risks and uncertainties, could adversely affect the market value of, and the return on, your Securities. You may lose some or all of your initial investment in the Securities. The Securities will not be listed or displayed on any securities exchange or any electronic communications network.

Security Offering

These terms relate to Contingent Return Optimization Securities linked to the Russell 2000® Index. The return on the Securities is subject to, and will not exceed, the “maximum gain” or the corresponding “maximum payment at maturity per Security”. The Securities are offered at a minimum investment of $1,000, or 100 Securities at $10 per Security, and integral multiples of $10 in excess thereof.

Underlying Index	Contingent Return	Maximum Gain	Maximum Payment at Maturity per Security	Initial Level	Trigger Level	CUSIP	ISIN
Russell 2000® Index	10%	42.50%	$14.25	1,224.599	979.679, which is 80% of the Initial level	90275C276	US90275C2769

The estimated initial value of the Securities as of the trade date is $9.591 for Securities linked to the performance of the Russell 2000® Index. The estimated initial value of the Securities was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 3 and 4 of this pricing supplement.

See ‘‘Additional Information about UBS and the Securities’’ on page ii. The Securities will have the terms specified in the Contingent Return Optimization Securities product supplement relating to the Securities, dated June 15, 2015, the accompanying prospectus and this pricing supplement.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these Securities or passed upon the adequacy or accuracy of this pricing supplement, the Contingent Return Optimization Securities product supplement, the index supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

Offering of Securities	Issue Price to Public		Underwriting Discount		Proceeds to UBS
	Total	Per Security	Total	Per Security	Total	Per Security
Securities linked to the Russell 2000® Index	$4,834,200.00	$10.00	$120,855.00	$0.25	$4,713,345.00	$9.75

UBS Financial Services Inc.	UBS Investment Bank

Pricing Supplement dated July 28, 2015

Additional Information about UBS and the Securities

UBS has filed a registration statement (including a prospectus, as supplemented by a product supplement for the Securities and an index supplement for various securities we may offer, including the Securities), with the Securities and Exchange Commission, or SEC, for the offering to which this pricing supplement relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents without cost by visiting EDGAR on the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC website is 0001114446. Alternatively, UBS will arrange to send you the prospectus and the Contingent Return Optimization Securities product supplement if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

♦	Contingent Return Optimization Securities product supplement dated June 15, 2015: http://www.sec.gov/Archives/edgar/data/1114446/000119312515223050/d941585d424b2.htm

♦	Index Supplement dated June 12, 2015: http://www.sec.gov/Archives/edgar/data/1114446/000119312515222032/d941398d424b2.htm

♦	Prospectus dated June 12, 2015: http://www.sec.gov/Archives/edgar/data/1114446/000119312515222010/d935416d424b3.htm

References to ‘‘UBS,’’ ‘‘we,’’ ‘‘our’’ and ‘‘us’’ refer only to UBS AG and not to its consolidated subsidiaries. In this pricing supplement, ‘‘Securities’’ refer to the Contingent Return Optimization Securities that are offered hereby, unless the context otherwise requires. Also, references to the ‘‘Contingent Return Optimization Securities product supplement’’ mean the UBS product supplement, dated June 15, 2015, references to the “index supplement’’ mean the UBS index supplement, dated June 12, 2015 and references to ‘‘accompanying prospectus’’ mean the UBS prospectus titled ‘‘Debt Securities and Warrants,’’ dated June 12, 2015.

This pricing supplement, together with the documents listed above, contains the terms of the Securities and supersedes all other prior or contemporaneous oral statements as well as any other written materials including pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Key Risks” beginning on page 3 and in “Risk Factors” in the accompanying product supplement, as the Securities involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before deciding to invest in the Securities.

UBS reserves the right to change the terms of, or reject any offer to purchase, the Securities prior to their issuance. In the event of any changes to the terms of the Securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

ii

Investor Suitability

The Securities may be suitable for you if:

♦	You fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦

You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as the underlying index or the equities comprising the underlying index (the “underlying equity constituents”).

♦	You believe the underlying index will appreciate over the term of the Securities and that the appreciation is unlikely to exceed an amount equal to the maximum gain indicated on the cover hereof.

♦	You understand and accept that your potential return is limited to the maximum gain and you are willing to invest in the Securities based on the maximum gain indicated on the cover hereof.

♦	You can tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

♦	You do not seek current income from your investment and are willing to forgo any dividends paid on the underlying equity constituents.

♦	You seek an investment with exposure to companies in the small-capitalization segment of the U.S. equity market.

♦	You are willing to hold the Securities to maturity and accept that there may be little or no secondary market for the Securities.

♦

You are willing to assume the credit risk of UBS for all payments under the Securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.

♦

You understand that the estimated initial value of the Securities determined by our internal pricing models is lower than the issue price and that should UBS Securities LLC or any affiliate make secondary markets for the Securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The Securities may not be suitable for you if:

♦	You do not fully understand the risks inherent in an investment in the Securities, including the risk of loss of all of your initial investment.

♦	You require an investment designed to guarantee a full return of principal at maturity.

♦

You cannot tolerate a loss of all or a substantial portion of your investment and are unwilling to make an investment that may have the same downside market risk as the underlying index or the underlying equity constituents.

♦

You believe that the level of the underlying index will decline during the term of the Securities and that the final level is likely to be less than the trigger level, or you believe the underlying index will appreciate over the term of the Securities by more than the maximum gain indicated on the cover hereof.

♦	You seek an investment that has unlimited return potential without a cap on appreciation.

♦	You are unwilling to invest in the Securities based on the maximum gain indicated on the cover hereof.

♦	You do not seek an investment with exposure to companies in the small-capitalization segment of the U.S. equity market.

♦	You cannot tolerate fluctuations in the price of the Securities prior to maturity that may be similar to or exceed the downside fluctuations in the level of the underlying index.

♦	You seek current income from this investment or prefer to receive the dividends paid on the underlying equity constituents.

♦	You are unable or unwilling to hold the Securities to maturity or you seek an investment for which there will be an active secondary market.

♦	You are not willing to assume the credit risk of UBS for all payments under the Securities.

The investor suitability considerations identified above are not exhaustive. Whether or not the Securities are a suitable investment for you will depend on your individual circumstances and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the suitability of an investment in the Securities in light of your particular circumstances. You should also review “Key Risks’’ beginning on page 3 of this pricing supplement and the more detailed “Risk Factors’’ beginning on PS-15 of the Contingent Return Optimization Securities product supplement for risks related to an investment in the Securities.

Final Terms

Issuer	UBS AG, London Branch
Principal Amount	$10 per Security (subject to a minimum investment of 100 Securities)
Term	Approximately 36 months.
Underlying Index	Russell 2000® Index
Contingent Return	10%
Maximum Gain	42.50%. In no event will your return on the Securities be greater than the maximum gain.
Payment at Maturity (per Security)

If the final level is equal to or greater than the trigger level, UBS will pay you an amount in cash equal to:

$10 + ($10 × the greater of (a) Contingent Return and (b) Underlying Return); provided, however that in no event will you receive an amount greater than $10 + ($10 x Maximum Gain).

If the final level is less than the trigger level, UBS will pay you an amount in cash that is less than your principal amount, if anything, equal to:

$10 + ($10 x Underlying Return).

In such a case, you will suffer a loss on your initial investment in an amount that is proportionate to the underlying return and, in extreme situations, you could lose all of your initial investment.

Underlying Return	The quotient, expressed as a percentage, of: Final Level – Initial Level Initial Level
Initial Level	The closing level of the underlying index on the trade date, as indicated on the cover hereof and as determined by the calculation agent, subject to postponement in the case of a market disruption event.
Final Level	The closing level of the underlying index on the final valuation date, as determined by the calculation agent, subject to postponement in the case of a market disruption event.
Trigger Level	A specified level of the underlying index that is less than the initial level, equal to a percentage of the initial level as indicated on the cover hereof, as determined by the calculation agent, subject to postponement in the case of a market disruption event.

Investment Timeline

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. Any payment on the Securities, including any repayment of your investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Key Risks

An investment in the Securities involves significant risks. Some of the risks that apply to the Securities are summarized here, but we urge you to read the more detailed explanation of risks relating to the Securities generally in the ‘‘Risk Factors’’ section of the Contingent Return Optimization Securities product supplement. We also urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Securities.

♦

Risk of loss — The Securities differ from ordinary debt securities in that the issuer will not necessarily repay the full principal amount of the Securities. If the underlying return is negative, UBS will repay you the principal amount of your Securities in cash only if the final level is equal to or greater than the trigger level and will only make such payment at maturity. If the final level is less than the trigger level, you will lose some or all of your initial investment in an amount proportionate to the underlying return.

♦

The contingent repayment of principal applies only if you hold your Securities to maturity — The contingent repayment of your initial investment is only available if you hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, you may have to sell them at a loss relative to your initial investment even if the level of the underlying index is equal to or greater than the trigger level. You should be willing to hold your Securities to maturity.

♦

The contingent return only applies if you hold the Securities to maturity — You should be willing to hold your Securities to maturity. If you are able to sell your Securities prior to maturity in the secondary market, the return you realize may not reflect the full economic value of the contingent return or the Securities themselves, and may be less than the return of the underlying index at the time of sale even if such return is positive and does not exceed the maximum gain. You can only receive the full benefit of the contingent return or participate in any positive underlying return in excess of the contingent return, subject to the maximum gain, if you hold the Securities to maturity.

♦

Your growth potential is limited — The Securities do not offer full participation in any positive appreciation of the underlying index. The Securities allow for participation in any positive underlying return that exceeds the contingent return only up to the predetermined maximum gain indicated on the cover hereof. In no event will the return on your Securities be greater than the maximum gain. Since the maximum payment amount on the Securities is capped, you will not benefit from a positive underlying return in excess of an amount equal to the predetermined maximum gain. As a result, the return on an investment in the Securities may be less than the return on a hypothetical direct investment in the underlying index or underlying equity constituents.

♦	No interest payments — UBS will not pay any interest with respect to the Securities.

♦

Credit risk of UBS — The Securities are unsubordinated, unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS may affect the market value of the Securities and, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities and you could lose your entire initial investment.

♦

Market risk — The return on the Securities is directly linked to the performance of the underlying index and indirectly linked to the value of the underlying equity constituents, and will depend on whether, and the extent to which, the underlying return is positive. The levels of the underlying index can rise or fall sharply due to factors specific to the underlying equity constituents, as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You may lose some or all of your principal amount if the underlying return is negative.

♦	Fair value considerations.

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The issue price you pay for the Securities exceeds their estimated initial value — The issue price you pay for the Securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have determined the estimated initial value of the Securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the Securities incorporate certain variables, including the level of the underlying index, the volatility of the underlying index and the expected dividends on the underlying equity constituents, prevailing interest rates, the term of the Securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the Securities to you. Due to these factors, the estimated initial value of the Securities as of the trade date is less than the issue price you pay for the Securities.

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The estimated initial value is a theoretical price; the actual price that you may be able to sell your Securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value — The value of your Securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the Securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the Securities determined by reference to our internal pricing models. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

¡

Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the Securities as of the trade date — We may determine the economic terms of the Securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the Securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the Securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the Securities.

♦	Limited or no secondary market and secondary market price considerations.

¡

There may be little or no secondary market for the Securities — The Securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the Securities will develop. UBS Securities LLC and its affiliates may make a market in the Securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your Securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the Securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your Securities in any secondary market at any time.

¡

The price at which UBS Securities LLC and its affiliates may offer to buy the Securities in the secondary market (if any) may be greater than UBS’ valuation of the Securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements — For a limited period of time following the issuance of the Securities, UBS Securities LLC or its affiliates may offer to buy or sell such Securities at a price that exceeds (i) our valuation of the Securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such Securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the Securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the Securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Financial Services Inc. and UBS Securities LLC reflect this temporary positive differential on their customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.

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Price of Securities prior to maturity — The market price of the Securities will be influenced by many unpredictable and interrelated factors, including the level of the underlying index; the volatility of the underlying index; the dividend rate paid on the underlying equity constituents; the time remaining to the maturity of the Securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the Securities.

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Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices — All other things being equal, the use of the internal funding rates described above under “— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the Securities in any secondary market.

♦

Owning the Securities is not the same as owning the underlying equity constituents — Owning the Securities is not the same as owning the underlying equity constituents. The return on your Securities may not reflect the return you would realize if you actually owned the underlying equity constituents. For instance, you will not benefit from any positive underlying return in excess of the maximum gain. Furthermore, as a holder of the Securities, you will not have voting rights or rights to receive dividends or other distributions or other rights that holders of the underlying equity constituents would have.

♦

No assurance that the investment view implicit in the Securities will be successful — It is impossible to predict whether and the extent to which the level of the underlying index will rise or fall. There can be no assurance that the level of the underlying index will be greater than the initial level or that the final level will not be less than the trigger level. The final level of the underlying index will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying equity constituents. You should be willing to accept the risks of owning equities in general and the underlying equity constituents in particular, and the risk of losing some or all of your initial investment.

♦

The underlying index reflects price return, not total return — The return on your Securities is based on the performance of the underlying index, which reflects the changes in the market prices of the underlying equity constituents. It is not, however, linked to a ‘‘total return’’ index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the underlying equity constituents. The return on your Securities will not include such a total return feature or dividend component.

♦

Changes affecting the underlying index — The policies of Frank Russell Company, sponsor of the underlying index (the ‘‘index sponsor’’), concerning additions, deletions and substitutions of the underlying equity constituents and the manner in which the index sponsor takes account of certain changes affecting those underlying equity constituents may adversely affect the level of the underlying index. The policies of the index sponsor with respect to the calculation of the underlying index could also adversely affect the level of the underlying index. The index sponsor may discontinue or suspend calculation or dissemination of the underlying index. Any such actions could have an adverse effect on the value of the Securities.

♦

UBS cannot control actions by the index sponsor and the index sponsor has no obligation to consider your interests — UBS and its affiliates are not affiliated with the index sponsor and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the underlying index. The index sponsor is not involved in the offering of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

♦

There are small-capitalization stock risks associated with the underlying index — The Securities are subject to risks associated with small-capitalization companies. The underlying index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large-capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the underlying equity constituents are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large-capitalization companies to adverse business and economic developments, and the stocks of small-capitalization companies may be thinly traded. In addition, small-capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.

♦

Potential UBS impact on price — Trading or transactions by UBS or its affiliates in the underlying equity constituents and/or over-the-counter options, futures or other instruments with returns linked to the performance of the underlying index may adversely affect the performance and, therefore, the market value of the Securities.

♦

Potential conflict of interest — UBS and its affiliates may engage in business with the issuers of the underlying equity constituents or trading activities related to the underlying index or any underlying equity constituents, which may present a conflict between the interests of UBS and you, as a holder of the Securities. There are also potential conflicts of interest between you and the calculation agent, which will be an affiliate of UBS. The calculation agent will determine the underlying return and the payment at maturity of the Securities based on the closing level of the underlying index on the final valuation date. The calculation agent can postpone the determination of the underlying return or the maturity date if a market disruption event occurs and is continuing on the final valuation date. As UBS determines the economic terms of the Securities, including the contingent return, maximum gain and trigger level, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

♦

Potentially inconsistent research, opinions or recommendations by UBS — UBS and its affiliates publish research from time to time on financial markets and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. Investors should make their own independent investigation of the merits of investing in the Securities and the underlying index to which the Securities are linked.

♦

Under certain circumstances, the Swiss Financial Market Supervisory Authority (“FINMA”) has the power to take actions that may adversely affect the Securities — Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, the Swiss Banking Act grants significant discretion to FINMA to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the Securities. Although no precedent exists, if one or more measures under the revised regime were imposed, such measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

♦

Dealer incentives — UBS and its affiliates act in various capacities with respect to the Securities. We and our affiliates may act as a principal, agent or dealer in connection with the sale of the Securities. Such affiliates, including the sales representatives, will derive compensation from the distribution of the Securities and such compensation may serve as an incentive to sell these Securities instead of other investments. We will pay total underwriting compensation in an amount equal to the underwriting discount listed on the cover hereof per Security to any of our affiliates acting as agents or dealers in connection with the distribution of the Securities. Given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

♦

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your tax advisor about your own tax situation. See ‘‘What Are the Tax Consequences of the Securities’’ beginning on page 10.

Hypothetical Examples and Return Table of the Securities at Maturity

The examples and table below illustrate the Payment at Maturity for a $10 Security on a hypothetical offering of the Securities, with the following assumptions:*

Term:	Approximately 36 months
Principal Amount:	$10 per Security
Initial Level:	1300
Trigger Level:	1040 (80% of the initial level)
Contingent Return:	10%
Maximum Gain:	42.50%
Range of Index Performance:	45% to -100%

*	Actual terms including the initial level, trigger level and maximum gain are indicated on the cover hereof.

The examples are provided for illustrative purposes only and are purely hypothetical. The numbers in the examples have been rounded for ease of analysis.

Example 1: The underlying index increases from an initial level of 1300 to a final level of 2080.

Because the final level is greater than the trigger level, UBS will pay the investor at maturity the principal amount of each Security plus an additional payment equal to the product of (i) the principal amount multiplied by (ii) the greater of (a) the contingent return and (b) the underlying return, subject to the maximum gain.

Because the underlying return of 60% is greater than the contingent return of 10% and the maximum gain of 42.50%, at maturity, UBS will pay the investor a cash payment per Security equal to:

Principal Amount + (Principal Amount × Maximum Gain) = $10 + ($10 × 42.50%) = $14.25

Investor would receive $14.25 at maturity for each Security for a total return on the Securities equal to the maximum gain of 42.50%.

Example 2: The underlying index increases from an initial level of 1300 to a final level of 1456.

Because the final level is greater than the trigger level, UBS will pay the investor at maturity the principal amount of each Security plus an additional payment equal to the product of (i) the principal amount multiplied by (ii) the greater of (a) the contingent return and (b) the underlying return, subject to the maximum gain.

Because the underlying return of 12% is greater than the contingent return of 10% and less than the maximum gain of 42.50%, at maturity, UBS will pay the investor a cash payment per Security equal to:

Principal Amount + (Principal Amount × Underlying Return) = $10 + ($10 × 12%)= $11.20

Investor would receive $11.20 at maturity for each Security for a total return on the Securities equal to the underlying return of 12%.

Example 3: The underlying index decreases from an initial level of 1300 to a final level of 1105.

Even though the underlying return is negative, because the final level is equal to or greater than the trigger level, UBS will pay the investor at maturity the principal amount of each Security plus an additional payment equal to the product of (i) the principal amount multiplied by (ii) the greater of (a) the contingent return and (b) the underlying return, subject to the maximum gain.

Because the underlying return of -15% is less than the contingent return of 10%, at maturity, UBS will pay the investor a cash payment per Security equal to:

Principal Amount + (Principal Amount × Contingent Return) = $10 + ($10 × 10%)= $11.00

Investor would receive $11.00 at maturity for each Security for a total return on the Securities equal to the contingent return of 10%.

Example 4: The underlying index decreases from an initial level of 1300 to a final level of 780.

Because the final level of 780 is less than the trigger level of 1040, UBS will not pay the contingent return and the investor will lose a percentage of their principal amount equal to the underlying return.

Because the underlying return is -40%, at maturity, the investor will receive a cash payment per Security equal to:

Principal Amount + (Principal Amount × Underlying Return) = $10 + ($10 × -40%)= $6.00

Investor would receive $6.00 at maturity for each Security, for a loss on the Securities of 40% (proportionate to the underlying return).

Investing in the Securities involves significant risks. You may lose some or all of your initial investment. Specifically, if the final level is less than the trigger level, UBS will not pay you the contingent return and your principal will be fully exposed to the underlying return, for a loss on your investment that is proportionate to the underlying return. As a result, you may lose some and, in extreme situations, all, of your initial investment at maturity. Any payment on the Securities, including any repayment of your investment, is subject to the creditworthiness of UBS. If UBS were to default on its payment obligations, you may not receive any amounts owed to you under the Securities and you could lose all of your initial investment.

Underlying Index		Payment and Return at Maturity
Final Level	Underlying Return(1)	Payment at Maturity	Security Total Return at Maturity
1885	45.00%	$14.25	42.50%
1852.50	42.50%	$14.25	42.50%
1820	40.00%	$14.00	40.00%
1755	35.00%	$13.50	35.00%
1690	30.00%	$13.00	30.00%
1625	25.00%	$12.50	25.00%
1560	20.00%	$12.00	20.00%
1495	15.00%	$11.50	15.00%
1430	10.00%	$11.00	10.00%
1365	5.00%	$11.00	10.00%
1300	0.00%	$11.00	10.00%
1235	-5.00%	$11.00	10.00%
1170	-10.00%	$11.00	10.00%
1105	-15.00%	$11.00	10.00%
1040	-20.00%	$11.00	10.00%
975	-25.00%	$7.50	-25.00%
910	-30.00%	$7.00	-30.00%
780	-40.00%	$6.00	-40.00%
650	-50.00%	$5.00	-50.00%
520	-60.00%	$4.00	-60.00%
390	-70.00%	$3.00	-70.00%
260	-80.00%	$2.00	-80.00%
130	-90.00%	$1.00	-90.00%
0	-100.00%	$0.00	-100.00%

(1)	The underlying return excludes any cash dividend payments.

Russell 2000® Index

We have derived all information regarding the Russell 2000® Index (‘‘the Russell 2000 Index’’) contained in this pricing supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index. The Frank Russell Company has no obligation to continue to publish the Russell 2000 Index, and may discontinue publication of the Russell 2000 Index at any time.

The Russell 2000 Index is published by the Frank Russell Company. As discussed more fully in the index supplement under the heading ‘‘Underlying Indices and Underlying Index Publishers – Russell 2000 Index,’’ the Russell 2000 Index measures the composite price performance of the smallest 2,000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The Russell 2000 Index value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the ‘‘adjusted’’ capitalization of the Russell 2000 Index on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus.

Historical Information

The following table sets forth the quarterly high and low closing level for the Russell 2000® Index, based on the daily closing level as reported by Bloomberg Professional® service (“Bloomberg”), without independent verification. UBS has not conducted any independent review or due diligence of any publicly available information obtained from Bloomberg. The closing level of the Russell 2000® Index on July 28, 2015 was 1,224.599. Past performance of the underlying index is not indicative of the future performance of the underlying index.

Quarter Begin		Quarter End		Quarterly Closing High	Quarterly Closing Low	Quarterly Close
1/3/2011		3/31/2011		843.549	773.184	843.549
4/1/2011		6/30/2011		865.291	777.197	827.429
7/1/2011		9/30/2011		858.113	643.421	644.156
10/3/2011		12/30/2011		765.432	609.490	740.916
1/3/2012		3/30/2012		846.129	747.275	830.301
4/2/2012		6/29/2012		840.626	737.241	798.487
7/2/2012		9/28/2012		864.697	767.751	837.450
10/1/2012		12/31/2012		852.495	769.483	849.350
1/2/2013		3/28/2013		953.068	872.605	951.542
4/1/2013		6/28/2013		999.985	901.513	977.475
7/1/2013		9/30/2013		1,078.409	989.535	1,073.786
10/1/2013		12/31/2013		1,163.637	1,043.459	1,163.637
1/2/2014		3/31/2014		1,208.651	1,093.594	1,173.038
4/1/2014		6/30/2014		1,192.964	1,095.986	1,192.964
7/1/2014		9/30/2014		1,208.150	1,101.676	1,101.676
10/1/2014		12/31/2014		1,219.109	1,049.303	1,204.696
1/2/2015		3/31/2015		1,266.373	1,154.709	1,252.772
4/1/2015		6/30/2015		1,295.799	1,215.417	1,253.947
7/1/2015	*	7/28/2015	*	1,273.328	1,214.614	1,224.599

*	As of the date of this pricing supplement, available information for the third calendar quarter of 2015 includes data for the period from July 1, 2015 through July 28, 2015. Accordingly, the “Quarterly Closing High,” “Quarterly Closing Low” and “Quarterly Close” data indicated are for this shortened period only and do not reflect complete data for the third calendar quarter of 2015.

The graph below illustrates the performance of the underlying index from January 2, 2004 through July 28, 2015, based on information from Bloomberg. The dotted line represents the trigger level of 979.679, which is equal to 80% of the closing level of the underlying index on July 28, 2015. Past performance of the underlying index is not indicative of the future performance of the underlying index.

What Are the Tax Consequences of the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-35 of the Contingent Return Optimization Securities product supplement and discuss the tax consequences of your particular situation with your tax advisor.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as the Securities. Pursuant to the terms of the Securities, UBS and you agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize your Securities as a pre-paid derivative contract with respect to the underlying index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale or maturity of your Securities, which should be long-term if you hold your Securities for more than one year, in an amount equal to the difference between the amount you receive at such time and the amount you paid for your Securities (otherwise such gain or loss should be short-term capital gain or loss if held for one year or less). The deductibility of capital losses is subject to limitations.

In the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your Securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that your Securities could alternatively be treated for tax purposes as a single contingent debt instrument, or pursuant to some other characterization, such that the timing and character of your income from the Securities could differ materially from the treatment described above, as described further under ‘‘Supplemental U.S. Tax Considerations — Alternative Treatments’’ on page PS-36 of the product supplement, or that the timing and character of your income from the Securities could differ materially from the treatment described above. The risk that the Securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash) and short-term capital gain or loss (even if held for more than one year) is higher than with other equity-linked securities that do not guarantee full repayment of principal.

The Internal Revenue Service (“IRS”), for example, might assert that the Securities should be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (even before receipt of any cash), or that you should be required to recognize taxable gain on any rebalancing or rollover of the underlying index.

In 2007, the IRS released a notice that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering whether the holder of an instrument similar to the Securities should be required to accrue ordinary income on a current basis, and they are seeking taxpayer comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any. It is possible, however, that under such guidance, holders of the Securities will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The IRS and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules’’ of Section 1260 of the Internal Revenue Code of 1986, as amended (the ‘‘Code’’) should be applied to such instruments. Holders are urged to consult their tax advisors concerning the significance, and the potential impact, of the above considerations. Except to the extent otherwise required by law, UBS intends to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Supplemental U.S. Tax Considerations” beginning on page PS-35 of the Contingent Return Optimization Securities product supplement, unless and until such time as the Treasury Department and the IRS determine that some other treatment is more appropriate.

Medicare Tax on Net Investment Income. U.S. holders that are individuals, estates, and certain trusts are subject to an additional 3.8% Medicare tax on all or a portion of their ‘‘net investment income,’’ which may include any income or gain realized with respect to the Securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. The 3.8% Medicare tax is determined in a different manner than the income tax. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Specified Foreign Financial Assets. Certain individuals that own ‘‘specified foreign financial assets’’ may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the Securities.

Non-U.S. Holders. Subject to Section 871(m) of the Code and FATCA (as discussed below), if you are not a U.S. holder, you should generally not be subject to United States withholding tax with respect to payments on your Securities or to generally applicable information reporting and backup withholding requirements with respect to payments on your Securities if you comply with certain certification and identification requirements as to your foreign status (by providing us (and/or the applicable withholding agent) with a fully completed and validly executed applicable IRS Form W-8). Gain from the sale or exchange of a Security or settlement at maturity generally should not be subject to U.S. tax unless such gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States or unless the non-U.S. holder is a non-resident alien individual and is present in the U.S. for 183 days or more during the taxable year of such sale, exchange or settlement and certain other conditions are satisfied, or has certain present or former connections with the United States.

We will not attempt to ascertain whether the issuer of any underlying equity constituents would be treated as a “United States real property holding corporation” (“USRPHC”) within the meaning of Section 897 of the Code. We also have not attempted to determine whether the Securities should be treated as “United States real property interests” as defined in Section 897 of the Code. If the issuer of any underlying equity constituents and the Securities were so treated, certain adverse U.S. federal income tax consequences could possibly apply, including subjecting any gain to a non-U.S. holder upon a sale, exchange, redemption or other taxable disposition of a Security to U.S. federal income tax on a net basis, and the proceeds from such a taxable disposition to a 10% withholding tax. You should refer to information filed with the SEC or other governmental authorities by the issuer of the underlying equity constituents and consult your tax advisor regarding the possible consequences to you if any issuer is, or becomes a USRPHC.

Section 871(m) of the Code requires withholding (up to 30%, depending on whether a treaty applies) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S.-source dividends. Under proposed U.S. Treasury Department regulations (if finalized in their current form), certain payments or deemed payments with respect to certain equity-linked instruments (“specified ELIs”) that reference U.S. stocks (including the underlying equity constituents), may be treated as dividend equivalents (“dividend equivalents”) that are subject to U.S. withholding tax at a rate of 30% (or lower treaty rate). Under these proposed regulations, withholding may be required even in the absence of any actual dividend related payment or adjustment made pursuant to the terms of the instrument. If adopted in their current form, the proposed regulations may impose a withholding tax on payments or deemed payments made on the Securities on or after January 1, 2016 that are treated as dividend equivalents for Securities acquired on or after March 5, 2014. Under a recent IRS Notice, the IRS announced that the IRS and the Treasury Department intend that final Treasury regulations will provide that “specified ELIs” will exclude equity-linked instruments issued prior to 90 days after the date the final Treasury regulations are published. Accordingly, we generally expect that non-U.S. holders of the Securities should not be subject to tax under Section 871(m). However, it is possible that such withholding tax could apply to the Securities under these proposed rules if the non-U.S. holder enters into certain subsequent transactions in respect of the underlying index. If withholding is required, we (or the applicable paying agent) would be entitled to withhold such taxes without being required to pay any additional amounts with respect to amounts so withheld.

Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S. source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S. source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees (or is required), among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) to withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.

Pursuant to final and temporary Treasury regulations, the withholding and reporting requirements under FATCA will generally apply to certain “withholdable payments” made on or after July 1, 2014, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain foreign pass-thru payments made after December 31, 2016 (or, if later, the date that final regulations defining the term “foreign pass-thru payment” are published). Pursuant to these Treasury regulations, withholding tax under FATCA would not be imposed on foreign pass-thru payments pursuant to obligations that are executed on or before the date that is six months after final regulations regarding such payments are published (and such obligations are not subsequently modified in a material manner) or on withholdable payments solely because the relevant obligation is treated as giving rise to a dividend equivalent (pursuant to Section 871(m) and the regulations thereunder) where such obligation is executed on or before the date that is six months after the date on which obligations of its type are first treated as giving rise to dividend equivalents. If, however, withholding is required, we (or the applicable paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

Significant aspects of FATCA are not currently clear. Investors should consult their own advisor about the application of FATCA, in particular, if they may be classified as financial institutions (or if they hold their Securities through a foreign entity) under the FATCA rules.

Proposed Legislation

In 2007, legislation was introduced in Congress that, if enacted, would have required holders of Securities purchased after the bill was enacted to accrue interest income over the term of the Securities despite the fact that there will be no interest payments over the term of the Securities. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your Securities.

Furthermore, in 2013, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.

Prospective purchasers of the Securities are urged to consult their own tax advisors concerning the application of U.S. federal income tax laws to their particular situations, as well as any tax consequences of the purchase, beneficial ownership and disposition of the Securities arising under the laws of the state, local, non-U.S. or other taxing jurisdiction.

Supplemental Plan of Distribution (Conflicts of Interest); Secondary Markets (if any)

We have agreed to sell to UBS Securities LLC and UBS Securities LLC has agreed to purchase, all of the Securities at the issue price to the public less the underwriting discount indicated on the cover of this pricing supplement, the document filed pursuant to Rule 424(b) containing the final pricing terms of the Securities. UBS Securities LLC has agreed to resell all of the Securities to UBS Financial Services Inc. at a discount from the issue price to the public equal to the underwriting discount indicated on the cover of this pricing supplement.

Conflicts of Interest — Each of UBS Securities LLC and UBS Financial Services Inc. is an affiliate of UBS and, as such, has a ‘‘conflict of interest’’ in this offering within the meaning of Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of FINRA Rule 5121. Neither UBS Securities LLC nor UBS Financial Services Inc. is permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

UBS Securities LLC and its affiliates may offer to buy or sell the Securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the Securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the Securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the Securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 8 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the Securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the Securities, see “Key Risks — Fair value considerations” and “— Limited or no secondary market and secondary market price considerations” on pages 3 and 4 of this pricing supplement.

Validity of the Secur iti es

In the opinion of Cadwalader, Wickersham & Taft LLP, as special counsel to the issuer, when the Securities offered by this pricing supplement have been executed and issued by the issuer and authenticated by the trustee pursuant to the indenture and delivered, paid for and sold as contemplated herein, the Securities will be valid and binding obligations of the issuer, enforceable against the issuer in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to or affecting creditors’ rights generally, and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as this opinion involves matters governed by Swiss law, Cadwalader, Wickersham & Taft LLP has assumed, without independent inquiry or investigation, the validity of the matters opined on by Homburger AG, Swiss legal counsel for the issuer, in its opinion dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and, with respect to the Securities, authentication of the Securities and the genuineness of signatures and certain factual matters, all as stated in the opinion of Cadwalader, Wickersham & Taft LLP dated June 15, 2015 filed with the Securities and Exchange Commission as an exhibit to a Current Report on Form 6-K on June 15, 2015.